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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                Date of Report
                       (Date of earliest event reported)

                               November 30, 2000

                         Key Production Company, Inc.
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            (Exact name of registrant as specified in its charter)



      Delaware                    001-11769                 84-1089744
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(State of incorporation)   (Commission file number)       (IRS Employer
                                                        Identification No.)

        707 Seventeenth Street, Suite 3300  Denver, Colorado 80202-3404
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            (Address of principal executive offices)          (Zip Code)

                                 303/295-3995
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                        (Registrant's telephone number)

                                Not Applicable
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                           (Former name and address)

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Item 4.    Changes in Registrant's Certifying Accountant

           In connection with an Agreement and Plan of Merger dated August 28, 2000 between Key Production Company, Inc. and Columbus Energy Corp., Arthur Andersen Global Corporate Finance rendered a fairness opinion to Columbus' board of directors. Arthur Andersen Global Corporate Finance is a division of Arthur Andersen LLP, Key's independent auditors. Rules governing the accounting profession preclude certain activities by auditors. Services provided to Columbus are incompatible with Arthur Andersen's ability to act as independent auditors for the combined company. As a result, Key and Arthur Andersen determined that Arthur Andersen should resign as Key's auditor. Arthur Andersen delivered its letter of resignation to Key on November 30, 2000. Key's Audit Committee is currently seeking new auditors to serve as Key's certifying accountant with respect to fiscal 2000 and subsequent periods.

           Key has never had any disagreement with Arthur Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report. Arthur Andersen has audited Key's financial statements since Key's incorporation in 1988. Arthur Andersen's reports on the Company's financial statements have never contained an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles.

Item 7.    Financial Statements and Exhibits

           c. Exhibits

Exhibit No.        Description

           16      Letter regarding Change in Certifying Independent Accountant


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2000

                               KEY PRODUCTION COMPANY, INC.

                               By:  /s/ Paul J. Korus
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                               Name:  Paul J. Korus
                               Title: Chief Financial Officer

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